UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 3, 2003
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	Commission File Number	IRS Employer Identification No.
(State or other Jurisdiction of Incorporation)	000-31257	84-1421844

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200
(Registrant’s telephone number, including area code)

Item 5. Other Events

Solely for the purpose of diversifying their holdings, on March 3, 2003, John F. McDonnell, McDATA’s Chairman, and Patricia McDonnell, Mr. McDonnell’s spouse, entered into Rule 10b5-1 Stock Selling Plans with Charles Schwab & Co., Inc. to each sell 20,000 shares of Class B Common Stock on each Wednesday starting March 12, 2003 through September 3, 2003, for total aggregate sales for each over such period of 520,000 shares. The sale of such shares is subject to a limit price of $6.50 per share for the first 10,000 shares with a sale of an additional 10,000 shares if the price is $10.00 per share or greater.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation

	By:	/s/ Karen Niparko
Karen Niparko Assistant Secretary and Vice President Business Operations

Dated: March 4, 2003